                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                     ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                     ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                                265 TURNER DRIVE
                            DURANGO, COLORADO 81301

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 29, 2000

To our Shareholders:

     The 1999 Annual Meeting of Shareholders of Rocky Mountain Chocolate Factory, Inc., will be held on Tuesday, February 29, 2000 at 10:00 a.m. (local time), at The Harvey Hotel -- DFW Airport, 4545 West John Carpenter Freeway, in Irving, Texas, for the following purposes:

          1. To elect six directors to serve until the fiscal 2000 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

          2. To consider and act upon a proposal to approve the Company's 2000 Stock Option Plan for Non-employee Directors.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of Common Stock of record at the close of business on January 24, 2000 will be entitled to notice of and to vote at the meeting or any adjournments thereof.

     Each shareholder, even though he or she now plans to attend the meeting, is requested to promptly mark, sign, date and return the enclosed Proxy in the envelope provided. Any shareholder present at the meeting may withdraw his or her Proxy and vote personally on each matter brought before the meeting.

                                            By order of the Board of Directors

                                            /s/ VIRGINIA M. PEREZ

                                            Virginia M. Perez
                                            Secretary

Durango, Colorado
January 28, 2000

                     ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                                265 TURNER DRIVE
                            DURANGO, COLORADO 81301

                                PROXY STATEMENT

              ANNUAL MEETING OF SHAREHOLDERS -- FEBRUARY 29, 2000

                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Rocky Mountain Chocolate Factory, Inc. (the "Company") for use only at the Annual Meeting of the Company's shareholders to be held at the time and place, and for the purposes, set forth in the accompanying Notice of Annual Meeting of Shareholders.

     It is anticipated that the Proxy Statement, together with the Proxies and the Company's 1999 Annual Report to Shareholders, will first be mailed to the Company's shareholders on or about January 28, 2000. A person giving the enclosed Proxy has the power to revoke it at any time before it is exercised by
(1) delivering written notice of revocation to the Secretary of the Company, (2) duly executing and delivering a Proxy for the Annual Meeting bearing a later date or (3) voting in person at the Annual Meeting.

     The Company will bear the cost of this solicitation of Proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of the Company's Common Stock, par value $.03 per share (the "Common Stock"). In addition, the Company's officers, directors and other regular employees, without additional compensation, may solicit Proxies by mail, personal interview, telephone or telegraph.

                               VOTING SECURITIES

     The close of business on January 24, 2000, has been fixed as the record date for the determination of holders of record of the Company's Common Stock entitled to notice of and to vote at the Annual Meeting. On the record date, 2,534,979 shares of the Company's Common Stock were outstanding and eligible to be voted at the Annual Meeting.

     For each share of Common Stock held on the record date, a shareholder is entitled to one vote on all matters to be voted on at the Annual Meeting, except the election of directors.

     Shareholders have cumulative voting rights in the election of directors, and there is no condition precedent to the exercise of those rights. Under cumulative voting, each shareholder is entitled to as many votes as shall equal the number of his or her shares multiplied by six, the number of directors to be elected, and he or she may cast all of those votes for a single nominee or divide them among any two or more nominees as he or she sees fit. It is the intention of the Proxy holders to exercise voting rights in order to elect the maximum number of nominees named below. An instruction on the Proxy to withhold authority to vote for any nominee will be deemed an authorization to vote cumulatively for the remaining nominees, unless otherwise indicated.

                               VOTING PROCEDURES

     The vote required for the election of directors is a plurality of the shares of Common Stock present or represented by proxy at the meeting and entitled to vote thereon, provided a quorum is present. The vote required for the approval of the other item to be acted upon at the Annual Meeting is the affirmative vote of a majority of the shares entitled to vote on the matter and present or represented by proxy at the meeting, provided a quorum is present. A quorum is established by the presence or representation at the Annual Meeting of the holders of a majority of the Company's voting shares. Under the rules of the New York Stock

Exchange, brokers who hold shares in street name have discretionary authority to vote on certain "routine" items even if they have not received instructions from the persons entitled to vote such shares. However, brokers do not have authority to vote on "nonroutine" items without such instructions. Such "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the persons entitled to vote such shares) are counted as present and entitled to vote for purposes of determining whether a quorum is present but are not considered entitled to vote on any nonroutine matter to be acted upon. For matters requiring the affirmative vote of a plurality of the shares of Common Stock present or represented at the Meeting, such as Proposal No. 1, broker non-votes would have no effect on the outcome of the vote. For matters requiring the affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting and entitled to vote, such as Item 2, broker non-votes would not be counted as among the shares entitled to vote with respect to such matters. Thus, the effect of any broker non-votes with respect to such matters would be to reduce the number of affirmative votes required to approve the proposals and the number of negative votes required to block such approval.

            BENEFICIAL OWNERSHIP OF THE COMPANY'S EQUITY SECURITIES

     The following table sets forth information, as of January 24, 2000, with respect to the shares of Common Stock beneficially owned (i) by each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) by each director or nominee for election as a director and each executive officer named in the Summary Compensation Table, and (iii) by all current directors and executive officers of the Company as a group.

     The number of shares beneficially owned includes shares of Common Stock with respect to which the persons named below have either investment or voting power. A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of that security within 60 days through the exercise of an option or through the conversion of another security. Except as noted, each beneficial owner has sole investment and voting power with respect to the Common Stock.

     Common Stock not outstanding that is subject to options or conversion privileges is deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by the person holding such options or conversion privileges, but is not deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by any other person.

NAME OF                                               AMOUNT AND NATURE OF
BENEFICIAL OWNER                                      BENEFICIAL OWNERSHIP   PERCENT OF CLASS
----------------                                      --------------------   ----------------
Clyde Wm. Engle et al.(1)...........................        354,587(2)             14.0%
Franklin E. Crail(1)................................        298,107                11.8%
Warren Lichtenstein.................................        135,700(3)              5.4%
Fred M. Trainor.....................................         70,000(4)              2.8%
Gerald A. Kien......................................         10,000(4)               .4%
Lee N. Mortenson....................................         28,000(4)              1.1%
Edward L. Dudley....................................         24,000(5)               .9%
Clifton W. Folsom...................................         54,716(5)              2.2%
Jay B. Haws.........................................         43,688(5)              1.7%
Bryan J. Merryman...................................         30,100(5)              1.2%
All executive officers and directors as a group (9
  persons)..........................................        913,198(6)             36.0%

---------------

(1) Mr. Engle's address is 4433 West Touhy Avenue, Lincolnwood, Illinois 60646. Mr. Crail's address is the same as the Company's address.

(2) The following information was provided to the Company by Mr. Engle. Of the 354,587 shares indicated as being beneficially owned by Mr. Engle, 128,730 shares are owned by GSC Enterprises, Inc., a corporation in which Mr. Engle owns a majority interest, and 10,000 shares are owned beneficially by members of Mr. Engle's immediate family. Mr. Engle disclaims beneficial ownership of the shares owned by his family members.

(3) Of the 135,700 shares indicated as being beneficially owned by Mr. Lichtestein, all are owned by Steel Partners II, L.P. Steel Partners, L.L.C. is the general partner of Steel Partners II, L.P. Mr. Lichtenstein is the sole executive officer and managing member of Steel Partners, L.L.C.

(4) Includes 10,000 shares that Messrs. Trainor, Kien and Mortenson each has the right to acquire within 60 days through the exercise of options granted pursuant to the Company's 1990 Nonqualified Stock Option Plan for Nonemployee Directors (the "Directors' Plan"). Mr. Mortenson has pledged 8,000 shares owned by him to the Company to secure payment of certain indebtedness to the Company incurred by Mr. Mortenson in connection with his purchase of such shares.

(5) Includes shares that these officers have the right to acquire within 60 days through the exercise of options granted pursuant to the Company's 1985 Incentive Stock Option Plan and 1995 Stock Option Plan as follows: Mr. Dudley, 12,000 shares; Mr. Folsom, 29,000 shares; Mr. Merryman, 12,000 shares and Mr. Haws, 27,000 shares. Mr. Dudley, Mr. Merryman and Mr. Folsom each has pledged 8,000 shares owned by him, and Mr. Haws has pledged 15,000 shares owned by him, to the Company to secure payment of certain indebtedness to the Company incurred by each of them in connection with his purchase of such shares.

(6) Includes 110,000 shares that officers and directors as a group have the right to acquire within 60 days through the exercise of options granted pursuant to the Company's 1985 Incentive Stock Option Plan, 1995 Stock Option Plan, and the Director's Plan. The officers and directors have pledged an aggregate of 47,000 shares owned by them to the Company to secure payment of certain indebtedness to the Company incurred by them in connection with the purchase of such shares.

ITEM 1. ELECTION OF DIRECTORS

NOMINEES

     The Company's By-Laws provide for no fewer than three nor more than nine directors. The Board has previously fixed the current number of directors at six. Directors are elected for one year. Six directors will be elected at the Annual Meeting. All of the nominees are currently directors of the Company.

     Proxies will be voted, unless authority to vote is withheld by the shareholder, FOR the election of Messrs. Crail, Kien, Mortenson, Trainor, Engle and Merryman to serve until the 2000 Annual Meeting of Shareholders and until the election and qualification of their respective successors. If any such nominee shall be unable or shall fail to accept nomination or election by virtue of an unexpected occurrence, Proxies may be voted for such other person or persons as shall be determined by the Proxy holders in their discretion. Shareholders may not vote for more than six persons for election as directors at the Annual Meeting.

     Set forth below is certain information concerning each nominee for election as a director:

NAME                                 POSITIONS WITH COMPANY        AGE   DIRECTOR SINCE
----                                 ----------------------        ---   --------------
Franklin E. Crail..............  Chairman of the Board, Chief      58         1982
                                 Executive Officer and President
Bryan J. Merryman..............  Chief Operating Officer, Chief    39         1999
                                 Financial Officer, Treasurer
                                 and
                                 Director
Gerald A. Kien.................  Director                          68         1995
Lee N. Mortenson...............  Director                          63         1987
Fred M. Trainor................  Director                          60         1992
Clyde Wm. Engle................  Director                          57         2000

     Franklin E. Crail. Mr. Crail co-founded the first Rocky Mountain Chocolate Factory store in May 1981. Since the incorporation of the Company in November 1982, he has served as its President and a director, and, from September 1981 to January 2000 as its Treasurer. He was elected Chairman of the Board in March 1986.

Prior to founding the Company, Mr. Crail was co-founder and President of CNI Data Processing, Inc., a software firm which developed automated billing systems for the cable television industry.

     Bryan J. Merryman. Mr. Merryman joined the Company in December 1997 as Vice President -- Finance and Chief Financial Officer. Since April 1999 Mr. Merryman has also served the Company as the Chief Operating Officer and as a Director and since January 2000 as the Company's Treasurer. Prior to joining the Company, Mr. Merryman was a principal in Knightsbridge Holdings, Inc. (a leveraged buyout firm) from January 1997 to December 1997. Mr. Merryman also served as Chief Financial Officer of Super Shops, Inc., a retailer and manufacturer of aftermarket auto parts from July 1996 to November 1997 and was employed for more than eleven years by Deloitte and Touche LLP, most recently as a Senior Manager.

     Gerald A. Kien. Dr. Kien was first elected as a director of the Company in August 1995. From 1993 to 1995, Dr. Kien served as President and Chief Executive Officer of Remote Sensing Technologies, Inc., a subsidiary of Envirotest Systems, Inc., a company engaged in the development of instrumentation for vehicle emissions testing. From 1989 to 1993, Dr. Kien served as Chairman, President and Chief Executive Officer of Sun Electric Corporation, a manufacturer of automotive test equipment, and served as a director and as Chairman of the Executive Committee of that company from 1980 to 1993. Sun Electric merged with Snap-On Tools in 1993, and Dr. Kien remained as President of the Sun Electric division of Snap-On Tools until his retirement in 1994. Dr. Kien was a co-founder of the First National Bank of Hoffman Estates and remained as a director from 1979 to 1990, and was a director of the Charter Bank and Trust of Illinois from 1984 to 1990. He served as a director of Systems Control, Inc. and Vehicle Test Technologies, Inc., from 1989 to 1993, both of which are engaged in emissions testing of motor vehicles. Dr. Kien received his Ph.D. from the University of Illinois Graduate College of Medicine in 1959.

     Lee N. Mortenson. Mr. Mortenson has served on the Board of Directors of the Company since 1987. Mr. Mortenson has served as President, Chief Operating Officer and a director of Telco Capital Corporation of Chicago, Illinois since January 1984. Telco Capital Corporation is principally engaged in the manufacturing and real estate businesses. He was President, Chief Executive Officer and a director of Sunstates Corporation (formerly Acton Corporation) from May 1988 to December 1990, and he has been President, Chief Operating Officer and a director of Sunstates Corporation since December 1990. Sunstates Corporation is a publicly traded company primarily engaged in real estate development and manufacturing. Mr. Mortenson was a director of Alba-Waldensian, Inc., which is principally engaged in the manufacturing of apparel and medical products, from 1984 to July 1999 and served as its President and Chief Executive Officer from February 1997 to July 1999. Mr. Mortenson has also served as a director of NRG Inc., a leasing company, since 1987. On December 24, 1996, an Agreed Order of Liquidation with a finding of insolvency was entered under the Illinois Insurance Code against the principal subsidiary of Sunstates Corporation, Coronet Insurance Company ("Coronet"), and Coronet's subsidiaries, National Assurance Indemnity Company ("National Assurance") and Crown Casualty Company ("Crown"), pursuant to which, among other things, all of the assets of Coronet, National Assurance and Crown were transferred to the Office of the Special Deputy for the purposes of winding up the affairs of such companies. On February 27, 1997, a consent order appointing the Florida Department of Insurance as Receiver for purposes of liquidation was entered under the Florida Insurance Code against Casualty Insurance Company of Florida ("Casualty"), a subsidiary of Coronet. Mr. Mortenson, prior to March 14, 1997, was a director and President of each of Coronet, National Assurance, Crown and Casualty. On January 24, 1997, Hickory White Company, a furniture manufacturing subsidiary of Sunstates Corporation, filed a voluntary petition under Chapter 11 of the Federal Bankruptcy Code. All of the assets of Hickory White Company were sold to an unrelated party on March 11, 1997. Mr. Mortenson was a Vice President and a director of Hickory White Company.

     Fred M. Trainor. Mr. Trainor has served as a director of the Company since August 1992. Mr. Trainor is the founder, and since 1984 has served as Chief Executive Officer and President of AVCOR Health Care Products, Inc., Fort Worth, Texas, a manufacturer and marketer of specialty dressings products. Prior to founding AVCOR Health Care Products, Inc., in 1984, Mr. Trainor was a founder, Chief Executive Officer and President of Tecnol, Inc. of Fort Worth, Texas, also a company involved with the health care industry. Before founding Tecnol, Inc., Mr. Trainor was with American Hospital Supply Corporation (AHSC) for 13 years in a number of management capacities.

     Clyde Wm. Engle. Mr. Engle is Chairman of the Board of Directors and President of RDIS Corporation, Chairman of the Board of Directors and Chief Executive Officer of Telco Capital Corporation, Chairman of the Board of Directors of Hickory Furniture Company, Chairman of the Board of Directors and Chief Executive Officer of Sunstates Corporation, which is primarily engaged in automated textile equipment manufacturing, and Chairman of the Board of Directors, President and Chief Executive Officer of GSC Enterprises, Inc., a one-bank holding company, and Chairman of the Board of Directors and President of its subsidiary, Bank of Lincolnwood.

     The following information is provided voluntarily by Mr. Engle although it is not deemed material information (as that term is used in Item 401 of Regulation S-K). Mr. Engle is the subject of a Cease and Desist Order dated October 7, 1993, issued by the Securities and Exchange Commission requiring Mr. Engle and certain of his affiliated companies to permanently cease and desist from committing any further violations of Section 16(a) of the Securities and Exchange Act of 1934, as amended, and the rules promulgated thereunder, which require monthly and other periodic reports of transactions in certain securities. According to information provided to the Company by Mr. Engle, the information required to be reported pursuant to Section 16(a) was otherwise reported in a timely manner in other publicly available reports.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

     There is no family relationship between any director or executive officer and any other director or executive officer of the Company.

COMMITTEE AND MEETINGS

     The Board of Directors has a standing Compensation Committee and Audit Committee. Each committee is composed of Messrs. Mortenson, Trainor and Kien. The Compensation Committee's function is to approve remuneration arrangements for the Company's executive officers. The Compensation Committee also approves and administers grants of stock options under the Company's 1995 Stock Option Plan. No further grants are permitted under the Company's 1985 Incentive Stock Option Plan, which expired in 1995, but the Compensation Committee administers that plan with respect to outstanding options previously granted thereunder. If
Item 2 is approved and the 2000 Stock Option Plan for Non- Employee Directors is approved, the Compensation Committee will also approve and administer grants of stock options under such plan. The Audit Committee receives and reviews the reports of the Company's independent auditors. The Compensation Committee and Audit Committee each held one meeting during the last fiscal year. The Company has no standing nominating committee.

     During the last fiscal year, the Company's Board of Directors held eight meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held and (ii) the total number of meetings held by all committees of the Board on which he served, during the period he was a director, except that Mr. Trainor attended 62.5% of such meetings.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE SIX NOMINEES NAMED ABOVE.

                             EXECUTIVE COMPENSATION

                        REPORT OF COMPENSATION COMMITTEE

     The following is a report of the Compensation Committee of the Board of Directors (the "Committee") on executive compensation policies for the fiscal year ended February 28, 1999. The Committee administers the compensation program for executive officers of the Company and makes all related decisions.

     The principal elements of the compensation program for executive officers are base salary, performance-based annual bonuses and options granted under the Company's 1995 Stock Option Plan. The goals of the program are to ensure that a strong relationship exists between executive compensation and the creation of shareholder value and that executive officers are strongly motivated and retained. The Company's compensation philosophy is to create a direct relationship between the level of total executive officer compensation and the Company's success in meeting its annual performance goals as represented by its annual business plan. An additional element of this philosophy is to reward equitably relative contribution and job performance of individual executive officers.

BASE SALARY

     Annual salaries for the Company's executive officers, including the Chairman of the Board and President ("CEO"), are reviewed in May of each year based on a number of factors, both objective and subjective, with any change to be effective on June 1 of that year. Objective factors considered include Company financial performance relative to business plan profit objective in the immediately preceding fiscal year, although no specific formulas based on such factors are used to determine salaries. Salary decisions are based primarily on the Committee's subjective analysis of the factors contributing to the Company's success and of the executive's individual contributions to that success.

PERFORMANCE-BASED ANNUAL BONUSES

     Cash bonuses based on the Company's performance are awarded to the executive officers under an incentive compensation plan. Under the plan that served as the basis for bonuses paid for fiscal 1999, executive officers received 20% of their base pay (30% for the CEO) as a bonus if Company business plan profit objectives for fiscal 1999 were achieved, and up to 10% of base pay (up to 15% for the CEO) if individual executive officer job performance goals were achieved in fiscal 1999. Additional bonuses may be awarded at the discretion of the Committee in recognition of special accomplishments. Thus, whether the executive officers' total pay is comparable to the compensation of executives with similar responsibilities at comparable companies may vary from year to year depending upon the Company's performance.

STOCK OPTIONS

     Awards of stock options strengthen the ability of the Company to attract, motivate and retain executives of superior capability and more closely align the interests of management with those of shareholders. The Committee considers on an annual basis the grant of options to executive officers and key managers under the Company's 1995 Stock Option Plan. The number of options granted is generally based upon the position held by a participant and the Committee's subjective evaluation of such participant's contribution to the Company's future growth and profitability. The grant of options is an annual determination, but the Committee may consider the size of past awards and the total amounts outstanding in making such a determination.

     Unlike cash, the value of a stock option will not immediately be realized and does not result in a current expense to the Company. Stock options are granted with an exercise price equal to the current market price of the Company's stock and will have value only if the Company's stock price increases, resulting in a commensurate benefit for the Company's shareholders. Although the plan does not provide for a required vesting period, the Committee's current practice is to require that options granted to employees vest pro rata 20% per year over five years.

     There were no stock options awarded to executive officers or others in fiscal 1999. Options currently held by current executive officers under the Company's option plans cover a total of 174,000 shares.

OTHER COMPENSATION

     An additional element of the executive officer's compensation, which is not performance-based, is the matching of contributions by the Company under the Company's 401(k) plan.

     The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately. The Committee believes that compensation levels during 1999 adequately reflect the Company's compensation goals and policies.

January 28, 2000

COMPENSATION COMMITTEE FOR FISCAL 1999:

     The 1999 Compensation Committee will consist of: Lee Mortenson, Gerald A. Kien and Fred M. Trainor.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to annual compensation for the years indicated for each executive officer of the Company who met the minimum compensation threshold of $100,000 for inclusion in the table (the "Named Officers").

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                                                            ------------
                                                                             SECURITIES
                                                 ANNUAL COMPENSATION         UNDERLYING
                                            -----------------------------   OPTIONS/SARS      ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR     SALARY(1)   BONUS(2)      (#)(3)      COMPENSATION(4)
---------------------------                 ----     ---------   --------   ------------   ---------------
Franklin E. Crail.........................  1999     $161,250    $   -0-          -0-          $2,500
  Chairman of the Board and President       1998     $150,000    $67,500          -0-          $2,250
                                            1997     $150,000    $   -0-          -0-          $2,250
Bryan J. Merryman.........................  1999     $107,500    $   -0-          -0-             -0-
  Chief Operating Officer, Chief            1998(5)  $ 25,000    $20,000       30,000             -0-
  Financial Officer and Director            1997           --         --           --              --
Edward L. Dudley..........................  1999     $ 96,250        -0-          -0-          $1,310
  Vice President -- Sales and Marketing     1998     $ 85,000    $21,250       10,000             -0-
  and Marketing                             1997(6)  $ 11,442        -0-       20,000             -0-
Clifton W. Folsom.........................  1999     $ 97,500        -0-          -0-             -0-
  Vice President -- Franchise Support       1998     $ 90,000    $22,500          -0-          $  104
                                            1997     $ 85,000        -0-       10,000          $1,350
Jay B. Haws...............................  1999     $ 98,500        -0-          -0-          $1,830
  Vice President -- Creative Services       1998     $ 94,000    $23,500          -0-          $1,410
                                            1997     $ 91,750        -0-       10,000          $1,410

---------------

(1) Includes amounts deferred at the Named Officers' election pursuant to the Company's 401(k) Plan.

(2) Represents amounts paid as bonuses based on performance for the indicated fiscal year, paid in the following fiscal year.

(3) Options to acquire shares of Common Stock under the 1995 Stock Option Plan. All options have ten-year terms and vest with respect to one-fifth of the shares covered thereby annually beginning on the date of grant.

(4) Represents Company contributions on behalf of the Named Officers under the Company's 401(k) Plan.

(5) Mr. Merryman joined the Company as an officer in December 1997.

(6) Mr. Dudley joined the Company as an officer in January 1997.

OPTION GRANTS DURING FISCAL 1999

     No stock options were granted to Officers during fiscal 1999 pursuant to the 1995 Stock Option Plan.

AGGREGATED OPTION EXERCISES DURING FISCAL 1999 AND FISCAL YEAR END OPTION VALUES

     The following table provides information regarding the number and value of options held by the Named Officers at fiscal year end. Options for 15,000 shares of stock were exercised by the Named Officers during fiscal 1999. The Company does not have any outstanding stock appreciation rights.

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                OPTION AT FISCAL              OPTIONS AT FISCAL
                                 SHARES                            YEAR END(#)                 YEAR END($)(1)
                               ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                           EXERCISE(#)   REALIZED(#)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           -----------   -----------   -----------   -------------   -----------   -------------
Franklin E. Crail............        --            --            --             --             --           --
Bryan J. Merryman............        --            --         6,000         24,000             --           --
Edward L. Dudley.............        --            --        10,000         20,000             --           --
Clifton W. Folsom............        --            --        27,000          6,000         $4,000           --
Jay B. Haws..................    15,000        48,750        25,000          6,000         $4,000           --

---------------

(1) The closing bid price of the Common Stock on The Nasdaq Stock Market on February 26, 1999, was $4.50 per share. None of the options held by the Named Officers were in the money on that date, except as indicated for Mr. Folsom and Mr. Haws.

COMPENSATION OF DIRECTORS

     Directors of the Company do not receive any compensation for serving on the Board or on committees. Directors who are not also officers or employees of the Company are entitled to receive stock option awards under the Directors' Plan.

     The Directors' Plan, as amended, provides for automatic grants of nonqualified stock options covering a maximum of 90,000 shares of Common Stock of the Company to directors of the Company who are not also employees or officers of the Company and who have not made an irrevocable, one-time election to decline to participate in the plan. The Directors' Plan provides that, during the term of the Directors' Plan, options will be granted automatically to new nonemployee directors upon their election. Each such option permits the nonemployee director to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant of the option. Each nonemployee director's option may be exercised in full during the period beginning one year after the grant date of such option and ending ten years after such grant date, unless the option expires sooner due to termination of service or death.

COMPARISON OF RETURN ON EQUITY

     The following graph reflects the total return, which assumes reinvestment of dividends, of a $100 investment in the Company's Common Stock, in the Nasdaq U.S. Index and in a Peer Group Index of companies in the confectionery industry, on February 28, 1994.

                          [TOTAL SHAREHOLDER RETURNS]

-----------------------------------------------------------------------------------------------
                                            BASE
                                           PERIOD   RETURN   RETURN   RETURN   RETURN   RETURN
COMPANY/INDEX NAME                          1994    2/1995   2/1996   2/1997   2/1998   2/1999
-----------------------------------------------------------------------------------------------
Rocky Mountain Chocolate Factory, Inc.     100.00   116.67    75.00    41.67    39.58     37.50
-----------------------------------------------------------------------------------------------
 Nasdaq Index -- US                        100.00   101.36   141.26   168.54   230.38    299.93
-----------------------------------------------------------------------------------------------
 Peer Group(1)                             100.00   101.36   137.17   155.97   218.71    241.75
-----------------------------------------------------------------------------------------------

(1) Comprised of the following companies: Grist Mill Company, Hershey Foods Corporation, Imperial Holly Corporation, Paradise, Inc., Savannah Foods & Industries, Tootsie Roll Industries, Valhi, Inc. and Wrigley (Wm.), Jr. Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors consists of Lee N. Mortenson, Fred M. Trainor and Gerald A. Kien. None of the foregoing persons is or has been an officer of the Company.

                              CERTAIN TRANSACTIONS

     On December 22, 1999 and January 5, 2000, the Company purchased 15,000 and 50,370 shares of the Company's issued and outstanding common stock at $5.25 and $5.44 per share, respectively.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company has no knowledge that any person who was a director, executive officer or 10% shareholder at any time during fiscal 1999 failed to file a Form 4 on a timely basis or was required to file a Form 5 for fiscal 1999 and failed to do so, and the Company has received a written representation that a Form 5 was not required from each such person. In making these disclosures, the Company has relied solely on written representations of its directors, executive officers and 10% shareholders and copies of the reports filed by them with the Securities and Exchange Commission.

ITEM 2. PROPOSAL TO APPROVE THE COMPANY'S 2000 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

GENERAL

     The Board of Directors of the Company has determined that it is desirable to adopt the 2000 Stock Option Plan for Non-employee Directors to promote the interests of the Company and its shareholders by increasing the proprietary and personal interest of Non-employee members of the Company's Board of Directors in the growth and continued success of the Company by granting them options to purchase shares of the Company's Common Stock.

     The Board of Directors of the Company has approved the 2000 Stock Option Plan for Non-employee Directors, subject to shareholder approval. A copy of the full text of the 2000 Stock Option Plan for Non-employee Directors is set forth in Exhibit A to this Proxy Statement, and the following description is qualified in its entirety by reference to Exhibit A. The 2000 Stock Option Plan for Non-employee Directors will be administered by the Compensation Committee established by the Board of Directors.

OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS

     On January 25, 2000, each non-employee director, consisting of Gerald A. Kien, Lee N. Mortenson, Fred M. Trainor and Clyde Wm. Engle, received a grant of options to purchase 10,000 shares of Common Stock, subject to shareholder approval of the 2000 Stock Option Plan for Non-employee Directors. Each year following the adoption of the Plan, on a date established by the Committee, during the term of the Plan, options to purchase 1,000 shares of Common Stock shall be granted automatically to each nonemployee director, if any, who is serving the Company as a director on such date.

     The exercise price for options will be 100% of the fair market value of a share of Common Stock on the date the option is granted. Subject to the discretion of the Board of Directors, the term of each option will be five years from the date of grant; provided that all outstanding options will terminate immediately if the holder ceases to be a member of the Board of Directors. Options will become exercisable at the discretion of the Board of Directors as set forth in the applicable option agreement. However, any options that are not exercisable prior to a change in control will become exercisable on the date of any change in control and will remain exercisable for the remainder of their term. The unvested portion of any Option will expire and become null and void upon the termination of such Director's service as a director of the Company for any reason (including without limitation a failure by the Board of Directors to nominate, or by the stockholders to re-elect, the optionee as a director).

     No option granted under the 2000 Stock Option Plan for Non-employee Directors will be transferable by the participant to whom options are granted other than by will or the laws of descent and distribution or by gift or a domestic relations order to a "family member" of the optionee as such term is defined in the instructions to Form S-8 under the Securities Act of 1933.

     The table below sets forth the determinable benefits that would be granted under the 2000 Stock Option Plan for Non-employee Directors if the shareholders approve that plan:

                               NEW PLAN BENEFITS
               2000 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

OPTIONS TO ACQUIRE COMMON STOCK

NAME AND POSITION                                    FAIR MARKET VALUE($)   NUMBER OF SHARES
-----------------                                    --------------------   ----------------
Gerald A. Kien, Director...........................      $5.25/share             10,000(1)
Lee N. Mortenson, Director.........................      $5.25/share             10,000(1)
Fred M. Trainor, Director..........................      $5.25/share             10,000(1)
Clyde Wm. Engle, Director..........................      $5.25/share             10,000(1)
Non-employee Directors, as a group.................      $5.25/share             40,000(1)

---------------

(1) Options to purchase the number of shares of Common Stock indicated were granted to each Non-employee director pursuant to the 2000 Stock Option Plan for Non-employee Directors, subject to shareholder approval.

ADMINISTRATION; CORPORATE CHANGE

     The 2000 Stock Option Plan for Non-employee Directors will be administered by the Compensation Committee appointed by the Board of Directors. The Compensation Committee will have authority subject to the express provisions of the 2000 Stock Option Plan for Non-employee Directors to interpret and construe the 2000 Stock Option Plan for Non-employee Directors and the related option agreements, to establish, amend and rescind any rules and regulations relating to the 2000 Stock Option Plan for Non-employee Directors and to make all other determinations necessary or advisable for the administration of the 2000 Stock Option Plan for Non-employee Directors and to carry out its purpose.

     In the event of a Corporate Change, unless otherwise provided in the related option agreement, all Options then outstanding shall become exercisable in full and all restrictions imposed on any Common Stock that may be delivered pursuant to the exercise of such Options shall be deemed satisfied. A Corporate Change is defined generally to include the following:

     - the dissolution or liquidation of the Company;

     - a reorganization, merger or consolidation of the Company with one or more corporations (other than a merger or consolidation effecting a reincorporation of the Company in another state or any other merger or consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation);

     - the sale of all or substantially all of the assets of the Company; or

     - the occurrence of a Change in Control (as such term is defined in the 2000 Stock Option Plan for Non-Employee Directors).

     The Compensation Committee may delegate to the officers or employees of the Company the authority to execute and deliver such instruments and documents and to take such actions as are necessary, advisable or convenient for the effective administration of the 2000 Stock Option Plan for Non- employee Directors.

AMENDMENT AND TERMINATION

     The Board of Directors will have the authority to amend or otherwise modify, suspend or terminate the 2000 Stock Option Plan for Non-employee Directors at any time, provided that no such action will affect the rights of a recipient of any award previously granted. No options may be granted during any period of suspension, and in no event may any awards be granted after January 25, 2010, on which date the 2000 Stock

Option Plan for Non-employee Directors will terminate, unless earlier terminated by action of the Board of Directors.

     Amendments made without shareholder approval could increase the costs to the Company under the 2000 Stock Option Plan for Non-employee Directors, although the amount is not determinable.

AUTHORIZED SHARES; OTHER PROVISIONS; NON-EXCLUSIVITY

     The number of shares of Common Stock that may be issued pursuant to Options issued under the 2000 Stock Option Plan for Non-employee Directors will not exceed 60,000. The 60,000 figure for the number of shares of Common Stock to be available under the 2000 Stock Option Plan for Non-employee Directors is based on an estimate of the number of shares of Common Stock that will be subject to awards granted during the first six years of the term of the 2000 Stock Option Plan for Non-employee Directors.

     Any unexercised or undistributed portion of any expired, canceled, terminated or forfeited award, or any alternative form of consideration under an award that is not paid in connection with the settlement of any portion of any award, will again be available for award under the 2000 Stock Option Plan for Non-employee Directors, whether or not the participant has received benefits of ownership during the period in which the participant's ownership was restricted or otherwise not vested. Although Common Stock subject to canceled options will be counted against the individual stock-based award limits to the extent required by Section 162(m), only Common Stock actually issued will be charged against the aggregate Common Stock limit under the 2000 Stock Option Plan for Non-employee Directors. Upon approval of the 2000 Stock Option Plan for Non-employee Directors by the shareholders, the Company intends to register under the Securities Act the number of shares of Common Stock reserved for issuance under the 2000 Stock Option Plan for Non-employee Directors.

     The 2000 Stock Option Plan for Non-employee Directors generally does not impose any minimum vesting periods on options or other awards. The maximum term of an option or any other award is five years.

     The 2000 Stock Option Plan for Non-employee Directors is not exclusive and does not limit the authority of the Board of Directors or its committees to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority. Approval of the 2000 Stock Option Plan for Non-employee Directors by the shareholders of the Company will not be deemed to constitute approval of any other compensation plan or authority.

FEDERAL INCOME TAX CONSEQUENCES

     The following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of federal income tax consequences, and the federal income tax consequences to employees may be either more or less favorable than those described below depending on an employee's particular circumstances.

     Nonqualified Stock Options. No income will be recognized by an optionee for federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for such shares.

     Income recognized upon the exercise of nonqualified stock options will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the Company must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment. Nonqualified stock options are designed to provide the Company with a deduction (subject to the deduction limitation described below) equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee.

     The basis of shares transferred to an optionee pursuant to exercise of a nonqualified stock option is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of the option. If an optionee thereafter sells shares acquired upon exercise of a nonqualified stock option, any amount realized over the basis of the shares will constitute capital gain to the optionee for federal income tax purposes.

     If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under a nonqualified stock option, the number of shares received pursuant to the nonqualified stock option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon the exercise will be taxable to the optionee as ordinary income. If the already owned shares of Common Stock are not "statutory option stock" or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the nonqualified stock option will not be statutory option stock and the optionee's basis in the number of shares received in exchange for the stock delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon the exercise will be equal to the fair market value of the shares. However, if the already owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether the exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon such exercise will be statutory option stock, or how the optionee's basis will be allocated among the shares received.

     Limitations on the Company's Compensation Deduction. Section 162(m) of the Code limits the deduction which the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such officers for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's stockholders and meets certain other criteria. Compensation attributable to a stock option is deemed to satisfy the requirements for performance-based compensation only if (i) the grant is made by a compensation committee composed of two or more outside directors; (ii) the plan states the maximum number of shares with respect to which options may be granted during a specified period to any employee; and (iii) under the terms of the option, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the option grant. The Option Plan has not been designed to meet these requirements, and, accordingly, options granted under the Option Plan do not qualify as performance-based compensation for purposes of Section 162(m) of the Code.

     If, as a result of a change in control, a participant's options become immediately exercisable, or Common Stock or other benefits are immediately vested or not subject to restrictions, the additional value, if any, attributable to the acceleration may be deemed a parachute payment under Section 280G of the Internal Revenue Code. In such case, a portion of such amount will be subject to a non-deductible excise tax, in addition to any income tax payable. The Company generally will not be entitled to a deduction for that portion of any parachute payment that is subject to the excise tax.

VOTE REQUIRED

     The 2000 Stock Option Plan for Non-employee Directors must be approved in a separate vote by the affirmative vote of the majority of the Company's outstanding common stock entitled to vote at the Annual Meeting. If the shareholders do not approve the 2000 Stock Option Plan for Non-employee Directors, no awards will be made under the 2000 Stock Option Plan for Non-employee Directors, and the 2000 Stock Option Plan for Non-employee Directors will be null and void.

     The Board recommends a vote FOR approval of the 2000 Stock Option Plan for Non-employee Directors. All current Non-employee directors will receive and are eligible to receive benefits under the 2000 Stock Option Plan for non-employee Directors and will have an interest in the 2000 Stock Option Plan for Non-employee Directors.

                         RELATIONSHIP WITH INDEPENDENT
                               PUBLIC ACCOUNTANTS

     Grant Thornton was the independent public accountant for the Company for the year ended February 28, 2000. It is expected that representatives of Grant Thornton will be present at the Annual Meeting to make any statement they desire and to respond to appropriate questions.

     Grant Thornton has been appointed as independent public accountant for the Company for the fiscal year ending February 29, 2000. Shareholders are not being asked to ratify the appointment.

                             SHAREHOLDER PROPOSALS

     Any shareholder of the Company wishing to have a proposal considered for inclusion in the Company's 2000 proxy solicitation materials must, in addition to other applicable requirements, set forth the proposal in writing and file it with the Secretary of the Company on or before May 1, 2000. The Board of Directors of the Company will review any proposals from shareholders it receives by that date and will determine whether any proposals will be included in its 2000 Proxy solicitation materials.

                         ANNUAL REPORT TO SHAREHOLDERS

     The 1999 Annual Report on Form 10-K is being mailed to shareholders with this Proxy Statement.

                          OTHER MATTERS AT THE MEETING

     As of the date of this Proxy Statement, management knows of no matters not described herein to be brought before the shareholders at the Annual Meeting. Should any other matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment in the interest of the Company.

  SHAREHOLDERS ARE URGED TO PROMPTLY MARK, DATE, SIGN AND RETURN THE ENCLOSED
                  PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                                            By Order of the Board of Directors

                                            /s/ VIRGINIA M. PEREZ
                                            ------------------------------------
                                            Virginia M. Perez
                                            Secretary

January 28, 2000

                                                                       EXHIBIT A

                      2000 NONQUALIFIED STOCK OPTION PLAN
                           FOR NONEMPLOYEE DIRECTORS
                                       OF
                     ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

     Section 1. Purpose. It is the purpose of the Plan to promote the interests of Rocky Mountain Chocolate Factory, Inc., a Colorado corporation (the "Company"), and its stockholders by attracting and retaining qualified Nonemployee Directors by giving them the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress. The Options granted under the Plan shall not be qualified as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     Section 2. Definitions. As used herein the following terms have the following meanings:

          (a) "Affiliate" means any parent or subsidiary corporation of the Company within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended; provided, however, that an entity shall not be deemed a parent of the Company unless such entity owns at least 50% of the outstanding voting securities of the Company.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Committee" means the Committee described in Section 4 hereof.

          (d) "Common Stock" means the Common Stock, par value $0.03 per share, of the Company.

          (e) A "Corporate Change" shall be deemed to have occurred for purposes of the Plan, upon (a) the dissolution or liquidation of the Company; (b) a reorganization, merger or consolidation of the Company with one or more corporations (other than a merger or consolidation effecting a reincorporation of the Company in another state or any other merger or consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation) (collectively, a "Corporate Change Merger"); (c) the sale of all or substantially all of the assets of the Company; or (d) the occurrence of a Change in Control. A "Change in Control" shall be deemed to have occurred for purposes of the Plan if (a) individuals who were directors of the Company immediately prior to a Control Transaction shall cease, within two years of such Control Transaction, to constitute a majority of the Board (or of the Board of Directors of any successor to the Company or to a company which has acquired all or substantially all its assets) other than by reason of an increase in the size of the membership of the applicable Board that is approved by at least a majority of the individuals who were directors of the Company immediately prior to such Control Transaction or (b) any entity, person or Group acquires shares of the Company in a transaction or series of transactions that result in such entity, person or Group directly or indirectly owning beneficially 50% or more of the outstanding shares of Common Stock. As used herein, "Control Transaction" means (a) any tender offer for or acquisition of capital stock of the Company pursuant to which any person, entity or Group directly or indirectly acquires beneficial ownership of 20% or more of the outstanding shares of Common Stock, (b) any Corporate Change Merger of the Company, (c) any contested election of directors of the Company or (d) any combination of the foregoing, any one of which results in a change in voting power sufficient to elect a majority of the Board. As used herein, "Group" means persons who act "in concert" as described in Sections 13(d)(3) and/or 14(d)(2) of the Exchange Act.

          (f) "Fair Market Value" means, unless the Committee determines otherwise in good faith, the closing sale price of the Common Stock on the last market trading day preceding the date in question (or, if there was no reported sale on such date, on the last preceding day on which any sale occurred) as reported on the Nasdaq National Market or any national stock exchange or other stock market on which the Common Stock is then traded, or if the Common Stock is not listed or admitted to trading on the Nasdaq National Market or any national stock exchange but is quoted as an over-the-counter security on

     Nasdaq or any similar system then in use, "Fair Market Value" shall mean the average of the closing high bid and low asked quotations on such system for the Common Stock on the last market trading day preceding the date in question.

          (g) "Nonemployee Director" means an individual who (i) is now, or hereafter becomes, a member of the Board of Directors of the Company, and
     (ii) is neither an employee nor an officer of the Company or of an Affiliate of the Company. For purposes of this Plan, "employee" shall mean an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Code, and "officer" shall mean an individual elected or appointed by the Board of Directors or chosen in such other manner as may be prescribed in the Bylaws of the Company or an Affiliate to serve as such except that for purposes of this Plan, the Chairman of the Board shall not be deemed to be an officer of the Company solely by virtue of his or her election to and service in that position.

          (h) "Option" means any option to purchase shares of Common Stock granted pursuant to the provisions of the Plan.

          (i) "Optionee" means a Nonemployee Director who has been granted an Option under the Plan.

          (j) "Plan" means this 2000 Nonqualified Stock Option Plan for Nonemployee Directors of Rocky Mountain Chocolate Factory, Inc.

     Section 3. Number of Shares. Options may be granted by the Company from time to time under the Plan to purchase an aggregate of 60,000 shares of Common Stock. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to such expired or terminated Option shall again be available for purposes of the Plan. The shares may be authorized but unissued or reacquired shares of Common Stock.

     Section 4. Administration of the Plan. The Plan shall be administered by the Compensation Committee appointed by the Board (the "Committee"). Each member of the Committee shall be appointed by and shall serve at the pleasure of the Board. The Board shall have the sole continuing authority to appoint members of the Committee both in substitution for members previously appointed and to fill vacancies however caused. The following provisions shall apply to the administration of the Plan:

          (a) A majority of the members of the Committee shall constitute a quorum and any action taken by a majority of the members of the Committee present at any duly called meeting at which a quorum is present (as well as any action unanimously approved in writing) shall constitute action by the Committee.

          (b) The Committee may appoint a Secretary (who need not be a member of the Committee) who shall keep minutes of its meetings. The Committee may make such rules and regulations for the conduct of its business as it may determine.

          (c) The Committee shall have full authority subject to the express provisions of the Plan to interpret the Plan and any Option granted hereunder, to provide, modify and rescind rules and regulations relating to the Plan, to determine the terms and provisions of each Option and the form of each option agreement evidencing an Option granted under the Plan and to make all other determinations and perform such actions as the Committee deems necessary or advisable to administer the Plan. In addition, the Committee shall have full authority, subject to the express provisions of the Plan, to determine the Nonemployee Directors to whom Options shall be granted, the time or date of grant of each such Option, the number of shares subject thereto, and the price at which such shares may be purchased, and the nature and extent of restrictions, if any, on such shares. In making such determinations, the Committee may take into account such facts as the Committee in its discretion shall deem appropriate to carry out the purposes of the Plan.

          (d) No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

     Section 5. Grant of Options. Options to purchase 10,000 shares of Common Stock shall be granted initially, as of the effective date of the Plan, to each nonemployee director who was serving the Company as a director on January 25, 2000, the date on which the Board of Directors approved and recommended the adoption of the Plan and the grant of Options to the nonemployee directors then in office (the "Establishment Date"), and who is continuing to serve the Company as a director on the Effective Date. Thereafter, during the term of the Plan, an Option to purchase 10,000 shares of Common Stock shall be granted automatically to each new nonemployee director as of the date on which such director is first elected or appointed to serve as a director of the Company. Each year following the adoption of the Plan, on a date established by the Committee, during the term of the Plan, Options to purchase 1,000 shares of Common Stock shall be granted automatically to each nonemployee director, if any, who is serving the Company as a director on such date.

     Section 6. Option Price and Payment. The purchase price per share of Common Stock under each Option shall be determined by the Committee in its discretion, but in no event shall such price be less than 100% of the Fair Market Value per share of Common Stock on the date the Option is granted. Upon exercise of an Option, the purchase price shall be paid in full in cash or by such of the following methods as the Committee may specify at the time of grant and as shall be included in the option agreement: (i) by personal check of the Optionee; (ii) by the delivery of shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the aggregate exercise price of the shares as to which the Option is being exercised; (iii) by means of a broker-assisted exercise whereby the Optionee delivers to the Company, together with a properly executed exercise notice, such other documentation as the Committee and the broker assisting in the transaction shall require to effect an exercise of the Option, a sale of the shares of Common Stock acquired upon exercise and the delivery to the Company of the proceeds of such sale in full payment of the exercise price; or (iv) any combination of the foregoing methods of payment. The proceeds of a sale of Common Stock upon exercise of an Option shall constitute general funds of the Company. Upon exercise of an Option, the Optionee will be required to pay to the Company the amount of federal, state or local taxes, if any, required by law to be withheld in connection with such exercise.

     Section 7. Option Period and Terms of Exercise of Options. Each Option granted under the Plan shall vest and become exercisable on such date or dates (each, a "Vesting Date") as the Committee shall determine. Except as otherwise provided herein, each Option granted under the Plan shall be exercisable during such period commencing on the Vesting Date(s) of such Option as the Committee shall determine; provided, however, that the otherwise unexpired portion of any Option shall expire and become null and void upon the expiration of five years from the date such Option was granted. Anything herein to the contrary notwithstanding, the otherwise unexpired portion of any Option granted hereunder shall expire and become null and void immediately upon an Optionee's termination of service as a director of the Company by reason of such Optionee's fraud, dishonesty or performance of other acts detrimental to the Company or an Affiliate (as determined by the Committee in its sole discretion). The unvested portion of any Option shall expire and become null and void upon the termination of the Optionee's service as a director of the Company for any reason (including without limitation a failure by the Board of Directors to nominate, or by the stockholders to re-elect, the Optionee as a director). Under the provisions of any option agreement evidencing an Option, the Committee may limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable and may impose such other terms and conditions upon the exercise of an Option as are not inconsistent with the terms of the Plan; provided, however, that the Committee, in its discretion, may accelerate the exercise date of any such Option consistent with the terms of the Plan.

     Section 8. Limited Transferability of Options. An Option granted under the Plan shall be exercisable only by the Optionee or by a person or entity to which the Optionee is permitted to transfer the Option in accordance with this Section
8. An Option granted under the Plan shall be transferrable by the Optionee only as follows:

          (a) By will or the laws of descent and distribution upon the death of the Optionee;

          (b) By gift or a domestic relations order to a "family member" of the Optionee, as such term is defined in the instructions to Form S-8 under the Securities Act of 1933, as amended, including without limitation trusts in which family members of the Optionee have more than 50% of the beneficial interest, foundations in which such family members control the management of assets, and any other entity in which such family members or the Optionee own more than 50% of the voting interests; or

          (c) To an entity in which more than 50% of the voting interests are owned by the Optionee or the Optionee's family members in exchange for an interest or interests in that entity.

As a condition to any such transfer, each permitted transferee shall execute an agreement satisfactory to the Company agreeing to be bound by the terms and provisions of this Plan and the Optionee's original option agreement relating to the Option.

     Section 9. Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of the Common Stock or dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan shall be decreased or increased proportionately. In the event that before delivery by the Company of all of the shares of Common Stock for which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to such Option shall be increased or decreased proportionately and the purchase price per share shall be decreased or increased proportionately so that the aggregate purchase price for all of the shares then subject to such Option shall remain the same as immediately prior to such split, dividend or combination.

     In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation, spinoff or sale of assets) of the Company, including a transaction in which the Company is not the survivor, the Board shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted under the Plan. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

     Section 10. Corporate Change. Notwithstanding anything contained in the Plan to the contrary, in the event of a Corporate Change, unless otherwise provided in the related Option Agreement, all Options then outstanding shall become exercisable in full and all restrictions imposed on any Common Stock that may be delivered pursuant to the exercise of such Options shall be deemed satisfied.

     Section 11. Amendment and Termination of the Plan. Subject to the right of the Board to terminate the Plan prior thereto, the Plan shall terminate at the expiration of ten years from January 25, 2000, the date of adoption of the Plan by the Board. No Options may be granted after termination of the Plan. The Board may alter or amend the Plan in any respect, except that no termination or amendment of the Plan shall adversely affect the rights of an Optionee under a previously granted Option, except with the consent of such Optionee.

     Section 12. Modification of Options. Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of Options outstanding hereunder (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted to such Optionee.

     Section 13. Requirements of Law. The granting of Options and the issuance of Common Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required.

     Section 14. Investment Letter. If the Company so elects, the Company's obligation to deliver Common Stock with respect to an Option shall be conditioned upon its receipt from the Optionee to whom such Common Stock is to be delivered of an executed investment letter containing such representations and agreements as the Committee may determine to be necessary or advisable in order to enable the Company to issue and deliver such Common Stock to such Optionee in compliance with the Securities Act of 1933 and other applicable federal, state or local securities laws or regulations.

     Section 15. Effective Date of the Plan. The Plan shall be effective as of the date of its adoption by the Board; provided, however, that the Plan and each Option granted or to be granted hereunder is conditional on and shall be of no force and effect, and no Option shall be exercised, unless and until shareholder approval of the Plan by the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at a meeting of shareholders of the Company duly held not later than the date of the next annual meeting of shareholders.

     IN WITNESS WHEREOF, this Plan has been executed on, and is effective as of, this 25th day of January, 2000.

                                            ROCKY MOUNTAIN CHOCOLATE
                                            FACTORY, INC.

                                            By: /s/ FRANKLIN E. CRAIL
                                              ----------------------------------
                                                 Franklin E. Crail, President

                     ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                                265 TURNER DRIVE
                            DURANGO, COLORADO 81301

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Franklin E. Crail and Virginia M. Perez, and each of them, as the undersigned's attorneys and proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as directed below, all the shares of common stock of ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. (the "Company") held of record by the undersigned on January 24, 2000, at the annual meeting of shareholders to be held on February 29, 2000 or any adjournment thereof.

    Please mark boxes in blue or black ink.

1. Election of Directors:

   [ ]  FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED TO THE CONTRARY BELOW)

   [ ]  WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S),
                 STRIKE A LINE THROUGH THE NOMINEE'S NAME OR WRITE A ZERO ("0") IN THE SPACE FOLLOWING HIS NAME BELOW. TO EXERCISE CUMULATIVE VOTING BY CASTING TWO OR MORE VOTES PER SHARE FOR ANY INDIVIDUAL NOMINEE(S), WRITE THE NUMBER OF VOTES CAST FOR THE NOMINEE IN THE SPACE FOLLOWING HIS NAME. EACH SHARE OF COMMON STOCK IS ENTITLED TO SIX VOTES, IN THE AGGREGATE.)

Franklin E. Crail              Bryan J. Merryman              Gerald A. Kien
                  ------                          ------                       ------
Lee N. Mortenson               Fred M. Trainor                Clyde Wm. Engle
                  ------                          ------                       ------

2. To consider and vote upon a proposal to approve the Company's 2000 Stock Option Plan for Non-employee Directors.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

3. Each of the above-named attorneys and proxies (or his or her substitute) is authorized to vote in his or her discretion upon such other business as may properly come before the meeting or any adjournment thereof.

                 (Continued and to be signed on reverse side.)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR MANAGEMENT'S NOMINEES FOR ELECTION AS DIRECTORS AND FOR THE APPROVAL OF PROPOSAL 2.

                                                 Date:                    , 2000
                                                      --------------------


                                                 -------------------------------
                                                            Signature

                                                 -------------------------------
                                                    Signature if held jointly

                                                     Please sign exactly as name
                                                 appears hereon. When shares are
                                                 held by joint tenants, both
                                                 should sign. When signing as
                                                 attorney, executor,
                                                 administrator, trustee or
                                                 guardian, please give full
                                                 title as such. If a
                                                 corporation, please sign in
                                                 full corporate name by
                                                 President or other authorized
                                                 officer. If a partnership,
                                                 please sign in partnership name
                                                 by authorized person.

    SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.